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                                                                   EXHIBIT 10.27

                                                                  EXECUTION COPY

                             POST-CLOSING AGREEMENT

         THIS POST-CLOSING AGREEMENT (the "AGREEMENT"), is entered into as of October 31, 2003, by and among SCM MICROSYSTEMS, INC., a Delaware corporation ("PARENT"), SCM MULTIMEDIA, INC., a Delaware corporation formerly known as DAZZLE MULTIMEDIA, INC. ("SUB," and together with Parent and their respective subsidiaries, "SCM"), and PINNACLE SYSTEMS, INC., a California corporation ("PINNACLE").

                                    RECITALS

         WHEREAS, SCM and Pinnacle have consummated certain asset sales pursuant to that certain Asset Purchase Agreement, dated June 29, 2003 as modified by that certain Closing Letter Agreement dated July 25, 2003 (collectively, the "PURCHASE AGREEMENT"); and

         WHEREAS, the Purchase Agreement contemplated that certain post-Closing adjustments might be made to the Purchase Price, and the parties now desire to conclusively settle such post-Closing adjustments and certain other matters which have arisen subsequent to the Closing Date.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the above recitals, and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         2. Agreement. Pinnacle agrees to pay Two Million Dollars ($2,000,000) (the "NET ADJUSTMENT PAYMENT") to SCM within five business days after the date hereof. Such payment shall be in addition to the Purchase Price, as satisfaction and final settlement of each matter provided for below in this
Section 2.

                  (a)      Realization Shortfall. Notwithstanding anything in
Section 2.12(d) of the Purchase Agreement to the contrary, Pinnacle agrees to remit any Realization Shortfall due to SCM pursuant to Section 2.12(d) of the Purchase Agreement on or before December 29, 2003.

                  (b) Inventory, Backlog and Receivables. Upon Pinnacle's remittance of the Net Adjustment Payment to SCM, (i) the post-Closing Inventory Purchase Price adjustment provided for by Section 2.7(c) of the Purchase Agreement shall be deemed to have been paid in full, and there shall be no further Purchase Price adjustments or payments due any party in respect of Inventory pursuant to Sections 2.7(c), 2.9 and 2.10 and otherwise under the Purchase Agreement; (ii) the Backlog Purchase Price adjustment provided for by
Section 2.8(c) of the Purchase Agreement shall be deemed to have been paid in full, and there shall be no further Purchase Price adjustments or payments due any party in respect of Backlog pursuant to Sections 2.8(c), 2.9 and 2.10 and

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otherwise under the Purchase Agreement; and (iii) Pinnacle shall be discharged and released from its obligation to assist Seller in the collection of Receivables, as provided by Section 5.13 of the Purchase Agreement; and all fees due Pinnacle in respect of its assistance in collecting Receivables, pursuant to
Section 5.13 of the Purchase Agreement, shall be deemed paid in full. Pinnacle acknowledges that it has no authority to issue any credits, rebates or offsets against SCM's Receivables and shall not interfere with SCM's continued collection of such Receivables. SCM shall have no authority to issue any credits, rebates or offsets against Pinnacle's Receivables, and shall not interfere with Pinnacle's collection of any post-Closing accounts receivable from such customers.

                  (c) Dell. Pinnacle acknowledges that it assumes SCM's warranty obligation to Dell, Inc. in its entirety pursuant to that certain Master Purchase Agreement by and between Sub and Dell, Inc., dated December 1, 2000 (the "DELL AGREEMENT"), and SCM shall have no further warranty obligation to Dell pursuant to the Dell Agreement, which assumption has been taken into account in the determination of the Net Adjustment Payment.

                  (d) Transition Services Agreement. The parties hereby agree that upon Pinnacle's remittance of the Net Adjustment Payment to SCM all amounts owed SCM pursuant to the Transition Services Agreement by and between Parent and Pinnacle, dated July 25, 2003, and the Transition Services Schedules attached thereto (collectively, the "TRANSITION SERVICES AGREEMENT"), shall be deemed paid in full and all of SCM's obligations pursuant to the Transition Services Agreement shall cease and be deemed to have been fully discharged.

                  (e)      Product Returns. Notwithstanding the provisions of
Section 5.14 of the Purchase Agreement, the Net Adjustment Payment shall be deemed to satisfy any payments that otherwise would be due from Pinnacle to SCM in respect of Product Returns, provided that:

                           i. Promptly after the execution of this Agreement, the parties shall issue a joint letter to all Distribution Channel Participants, which letter shall instruct such Distribution Channel Participants that all inquiries or requests regarding the Transferred Products (including but not limited to inquiries and requests regarding warranty obligations), and all returns of Transferred Products, should be directed to Pinnacle from the date of the letter going forward.

                           ii. Pinnacle shall accept any and all bona fide warranty returns from end-users or Distribution Channel Participants for any Transferred Products sold by SCM prior to the Closing Date, and shall issue a credit against that Distribution Channel Participant's account with Pinnacle or a refund, to be determined by Pinnacle in its sole discretion.

                           iii.     Pinnacle shall accept any and all
         non-warranty returns by a Distribution Channel Participant, for any Transferred Products sold by SCM prior to the Closing Date ("STOCK RETURNS"). If the aggregate value of the Stock Returns after the date hereof for any Distribution Channel Participant is less than or equal to Ten Thousand Dollars ($10,000) (whether in one or more Stock Return requests), Pinnacle shall issue a credit against that Distribution Channel Participant's account with Pinnacle or a refund, to be determined by Pinnacle in its sole discretion. If the aggregate value of the Stock Returns for

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         any Distribution Channel Participant exceeds Ten Thousand Dollars
         ($10,000) (whether in one or more Stock Return requests), Pinnacle shall notify SCM of such Stock Return request and transmit the request for a Return Manufacturer's Authorization ("RMA") for such Stock Returns to SCM, and SCM shall be solely responsible, for its own account, for any credit or refund that may be due to such Distribution Channel Participant.

                           iv. Pinnacle and SCM agree not to take any affirmative steps to suggest, promote, or otherwise encourage any Stock Returns, and in the event any Stock Returns arise that may be attributable to any such activities, then the parties shall undertake to reach a separate agreement regarding how to address such Stock Returns, such agreements to be made on a case by case basis.

                           v.       Pinnacle may retain all Transferred
         Products, whether opened or unopened, returned to it or to SCM by a Distribution Channel Participant. In the event that Pinnacle shall so elect to retain any such Transferred Products returned to SCM, SCM shall clearly mark all such Transferred Products returned to it so that they can be identified by Pinnacle's packers, and Pinnacle shall be responsible for packing, crating and shipping all such Transferred Products returned to SCM, and for any transportation costs.

                  (f) Solectron. SCM hereby acknowledges that it remains responsible for any and all obligations owed to Solectron Technology Sdn Bhd pursuant to those certain Purchase Order Numbers 5000004708 and 5000004716.

                  (g) Sound Vision. Pinnacle acknowledges that it has assumed responsibility for all changes that are or may be required with respect to any and all Sound Vision products, and that SCM shall have no further obligation to Sound Vision or to Pinnacle with respect to such products, which assumption has been taken account in the determination of the Net Adjustment Payment.

         3. Mutual Release. Provided that the Net Adjustment Payment is paid to SCM within five business days after the date hereof, then as of the date hereof, Pinnacle and SCM, along with their respective affiliates, subsidiaries, attorneys, insurers, reinsurers, predecessors, successors, directors, officers, parents, subsidiaries, employees and assigns, release and forever discharge each other and their respective affiliates, subsidiaries, attorneys, insurers, reinsurers, predecessors, successors, directors, officers, parents, subsidiaries, employees and assigns, from all claims arising from or in any way relating to each of the matters set forth in Section 2 herein. Notwithstanding anything in this Agreement to the contrary, any claims arising from or relating to the Purchase Agreement except specifically as set forth in Section 2 herein shall be preserved, and are not waived or released, including, without limitation, any claim (i) in respect of Taxes pursuant to Article VII of the Purchase Agreement, (ii) for indemnification in respect of any Losses pursuant to Article IX of the Purchase Agreement, (iii) for breach of Section 5.8 of the Purchase Agreement, or (iv) for fraud, in each case whether arising before, on or after the date hereof.

         4. Waiver of Civil Code Section 1542. To the extent of the release set forth in Section 3 above, the parties expressly waive and relinquish any and all rights and benefits they now have or may have in the future under the terms of Section 1542 of the Civil Code of the State of California,

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which section reads in full as follows: "A GENERAL RELEASE DOES NOT EXTEND TO
CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." The parties being aware of said Code Section, hereby expressly, knowingly and intentionally waive any rights they may have thereunder, as well as any other statute or common law of similar effect. The parties and each of them understand and acknowledge the significance of this specific waiver of California Civil Code Section 1542, and thereby assume full responsibility for any damages or losses that they have incurred or hereafter incur in connection with the facts and claims which are the subject of the releases as set forth in Section 2 above.

         5. Voluntary Execution of Post-Closing Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto with the full intent of releasing all claims set forth herein. The parties acknowledge that:

                  (a)      They have read this Agreement;

                  (b) They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice;

                  (c) They understand the terms and consequences of this Agreement and of the agreements it contains; and

                  (d) They are fully aware of the legal and binding effect of this Agreement.

         6.       Effects on Purchase Agreement.

                  (a) Except as specifically modified hereby, the Purchase Agreement shall remain in full force and effect.

                  (b) Sections 11.4 (Headings), 11.5 (Severability), 11.10 (Governing Law), 11.11 (Jurisdiction and Venue), and 11.2 (Counterparts) of the Purchase Agreement shall apply with the same force and effect to this Agreement.

         7.       Miscellaneous.

                  (a) Each party understands that if the facts with respect to which this Agreement is executed and found hereafter to be other than or different from the facts now believed by them to be true, the parties expressly accept and assume the risk of such possible differences in facts and agree that this Agreement shall be and remain effective notwithstanding such difference in facts.

                  (b) Each person executing this Agreement on behalf of any other person(s) hereby warrants that he has full authority to do so.

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                  (c)      This Agreement represents the entire agreement and
understanding between the parties regarding settlement of their claims as set forth herein and this Agreement supersedes any and all prior and contemporaneous settlement agreements, representations and negotiations. This Agreement may be modified or amended only by a writing signed by all parties hereto.

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         IN WITNESS WHEREOF, SCM and Pinnacle have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              SCM MICROSYSTEMS, INC.

                              By /S/ STEVEN L. MOORE
                                ------------------------------------------------
                                 Name: Steven L. Moore
                                 Title: Chief Financial Officer and
                              Secretary

                              466 Kato Terrace
                              Fremont, California 94539
                              Attention: _______________________________________
                              Telecopy:  _______________________________________

                              SCM MULTIMEDIA, INC.

                              By /S/ STEVEN L. MOORE
                                ------------------------------------------------
                                 Name: Steven L. Moore
                                 Title: Chief Financial Officer and
                              Secretary
                              466 Kato Terrace
                              Fremont, California 94539
                              Attention: _______________________________________
                              Telecopy:  _______________________________________

                              PINNACLE SYSTEMS, INC.

                              By /S/ARTHUR CHADWICK
                                ------------------------------------------------
                                 Name: Arthur Chadwick
                                 Title: Chief Financial Officer and V.P. of
                              Finance
                              280 North Bernardo Avenue
                              Mountain View, California 94043
                              Attention: _______________________________________
                              Telecopy:  _______________________________________

                   [Signature Page to Post-Closing Agreement]